Exhibit 10.4
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     Medicis Pharmaceutical Corporation (the “Company”) and Richard D. Peterson (the “Executive”) entered into an Employment Agreement (the “Agreement’) effective December 22, 2008. The Company and Executive wish to amend the Agreement to modify the Executive’s salary to reflect the Executive’s additional responsibilities and to clarify the circumstances in which a change in the Executive’s authority, duties or responsibilities will be deemed to give rise to “Good Reason” for the Executive to terminate the Agreement. The Company and Executive each acknowledge that the modification of the Executive’s salary and the noted clarification is valuable to it or him and provides adequate consideration for the execution of this First Amendment.
     1. This First Amendment is effective as of June 30, 2010.
     2. Section 3.1 of the Agreement is hereby amended to provide that Executive’s salary, effective as of the effective date of this First Amendment, shall be increased to an annual rate of $555,000 per year.
     3. Section 5.6(b) of the Agreement is hereby amended and restated in its entirety to read follows:
     (b) a material diminution in Executive’s authority, duties or responsibilities as set forth in Section 2.1, provided, however, that for purposes of this clause (b) a change in Executive’s authority, title, duties, or responsibilities shall not be deemed to materially reduce Executive’s authority, duties, or responsibilities if all of the following conditions are satisfied: (i) at the time the change is implemented Jonah Shacknai is serving as Company’s Chief Executive Officer; (ii) Mr. Shacknai initiated or approved the change; (iii) Executive continues to report to either the supervisor to whom Executive reported immediately prior to such change or a supervisor at the same or higher level of responsibility within Company’s organizational structure; and (iv) there is no material diminution in Executive’s Base Compensation or in Executive’s opportunities for incentive or equity compensation.
     4. This First Amendment amends only the provisions of the Agreement as set forth herein, and those provisions not expressly amended by this First Amendment shall continue in full force and effect. Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Agreement to the extent those provisions are inconsistent with the provisions and the intent of this First Amendment.
     IN WITNESS WHEREOF, Executive has executed this First Amendment, and Company has caused this First Amendment to be executed by its duly authorized representative, on this 15th day of June, 2010.

MEDICIS PHARMACEUTICAL CORPORATION
By	/s/ Jason D. Hanson
Its Jason D. Hanson
Executive Vice President, General Counsel & Corporate Secretary

“EXECUTIVE”
/s/ Richard D. Peterson

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